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As filed with the Securities and Exchange Commission on February 2, 2012

No. 333-175475

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 8
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GSE Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3081	77-0619069
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

19103 Gundle Road
Houston, Texas 77073
(281) 443-8564

Mark C. Arnold
President and Chief Executive Officer
GSE Holding, Inc.
19103 Gundle Road
Houston, Texas 77073
(281) 443-8564
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gerald T. Nowak, P.C. Theodore A. Peto Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 (312) 862-2000	Colin J. Diamond White & Case LLP 1155 Avenue of the Americas New York, New York 10036 (212) 819-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, $0.01 par value per share	8,050,000	$10.00	$80,500,000	$9,225

(1)
Includes 1,050,000 shares of common stock that may be purchased by the underwriters to cover over-allotments, if any.
(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) under the Securities Act.
(3)
Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price. Registration fees of $17,792 were paid previously on November 23, 2011 pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

This Amendment No. 8 is being filed solely for the purpose of amending Item 16 of Part II of the Registration Statement on Form S-1 (File No. 333-175475) to reflect the filing of certain exhibits to the Registration Statement. No other changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement or to Items 13, 14, 15, or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 13, 14, 15, and 17 of Part II of the Registration Statement have been omitted from this filing.

Part II
Information not required in prospectus

Item 16.    Exhibits and financial statement schedules.

The exhibit index attached hereto is incorporated herein by reference.

 Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on February 2, 2012.

GSE Holding, Inc.
By:	/s/ MARK C. ARNOLD
Name:	Mark C. Arnold
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on February 2, 2012.

Signature	Title
/s/ MARK C. ARNOLD Mark C. Arnold	President, Chief Executive Officer and Director (Principal Executive Officer)
* William F. Lacey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Gregg Taylor	Chief Accounting Officer (Principal Accounting Officer)
* Daniel J. Hennessy	Director and Chairman of the Board
* Michael G. Evans	Director
* Marcus J. George	Director
* Richard E. Goodrich	Director
* Robert C. Griffin	Director
* Charles A. Sorrentino	Director

*By:	/s/ MARK C. ARNOLD Mark C. Arnold, as Attorney-in-Fact

 EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of GSE Holding, Inc. (f/k/a GEO Holdings Corp.)†
3.2	Bylaws of GSE Holding, Inc. (f/k/a GEO Holdings Corp.)†
3.3	Certificate of Amendment, dated July 11, 2011, to the Amended and Restated Certificate of Incorporation of GSE Holding, Inc. (f/k/a GEO Holdings Corp.)†
3.4	Certificate of Amendment, dated November 22, 2011, to the Amended and Restated Certificate of Incorporation of GSE Holding, Inc.†
3.5	Form of Second Amended and Restated Certificate of Incorporation of GSE Holding, Inc. (to become effective immediately prior to consummation of this offering)†
3.6	Form of Amended and Restated Bylaws of GSE Holding, Inc. (to become effective immediately prior to consummation of this offering)†
4.1	Specimen Common Stock Certificate†
5.1	Opinion of Kirkland & Ellis LLP†
10.1
Stockholders Agreement, dated May 18, 2004, as amended May 2, 2006, by and among GSE Holding, Inc. (f/k/a GEO Holdings Corp.), Code Hennessy & Simmons IV LP, CHS Associates IV and the stockholders party thereto†
10.2
Registration Agreement, dated May 18, 2004, as amended May 2, 2006, by and among GSE Holding, Inc. (f/k/a GEO Holdings Corp.), Code Hennessy & Simmons IV LP, CHS Associates IV and the stockholders party thereto†
10.3	Management Agreement, dated as of May 18, 2004, as amended May 27, 2011, by and among CHS Management IV LP, GSE Holding, Inc. (f/k/a GEO Holdings Corp.) and Gundle/SLT Environmental, Inc.†
10.4	First Lien Credit Agreement, dated as of May 27, 2011, by and among Gundle/SLT Environmental, Inc., General Electric Capital Corporation and the other credit parties thereto†#
10.5	First Lien Guaranty and Security Agreement, dated as of May 27, 2011, by and among Gundle/SLT Environmental, Inc., the other grantors party thereto and General Electric Capital Corporation†
10.6	Second Lien Credit Agreement, dated as of May 27, 2011, by and among Gundle/SLT Environmental, Inc., Jefferies Finance LLC and the other credit parties thereto†#
10.7	Second Lien Guaranty and Security Agreement, dated as of May 27, 2011, by and among Gundle/SLT Environmental, Inc., the other grantors party thereto and Jefferies Finance LLC†
10.8
Intercompany Subordination Agreement (First Lien), dated as of May 27, 2011, by and among GSE Holding, Inc. (f/k/a GEO Holdings Corp.), Gundle/SLT Environmental, Inc., the other parties thereto and General Electric Capital Corporation†

Exhibit Number	Description
10.9	Intercompany Subordination Agreement (Second Lien), dated as of May 27, 2011, by and among GSE Holding, Inc. (f/k/a GEO Holdings Corp.), Gundle/SLT Environmental, Inc., the other parties thereto and Jefferies Finance LLC†
10.10	Intercreditor Agreement, dated as of May 27, 2011, by and among Gundle/SLT Environmental, Inc., the other grantors party thereto, General Electric Capital Corporation and Jefferies Finance LLC†
10.11	GSE Holding, Inc. (f/k/a GEO Holdings Corp.) 2004 Stock Option Plan†
10.12	Form of Stock Option Agreement pursuant to the GSE Holding, Inc. 2004 Stock Option Plan†
10.13	Grant of Nonqualified Stock Option, dated September 14, 2009, by and between Mark C. Arnold and GSE Holding, Inc.†
10.14	GSE Holding, Inc. 2011 Omnibus Incentive Compensation Plan†
10.15	Form of Sale Bonus Award†
10.16	GSE Holding, Inc. Form of Director and Officer Indemnification Agreement†
10.17	Executive Employment Agreement, dated September 14, 2009, by and between Mark C. Arnold and Gundle/SLT Environmental, Inc.†
10.18	Amended and Restated Executive Employment Agreement, dated March 4, 2010, by and between Mark C. Arnold and Gundle/SLT Environmental, Inc.†
10.19	Executive Employment Agreement, dated May 18, 2004, by and between Ernest C. English and GSE Lining Technology, Inc.†
10.20	Change of Control & Retention Agreement by and between Jeffery D. Nigh and GSE Lining Technology, LLC†
10.21	Change of Control & Retention Agreement, effective as of July 1, 2010, by and between Peter R. McCourt and GSE Lining Technology, LLC†
10.22	Change of Control & Retention Agreement, effective as of December 27, 2010, by and between GSE Lining Technology, LLC and Joellyn Champagne†
10.23	Offer Letter, dated April 16, 2010, by and between Gregg Taylor and GSE Lining Technology, LLC†
10.24	Offer Letter, dated August 12, 2010, by and between Ronald B. Crowell and GSE Lining Technology, LLC†
10.25	Offer Letter, dated July 13, 2009, by and between Mark C. Arnold and Gundle/SLT Environmental, Inc.†
10.26	Offer Letter, dated August 30, 2010, by and between Jeffery D. Nigh and GSE Lining Technology, LLC†
10.27	Offer Letter, dated May 28, 2010, by and between Peter McCourt and GSE Lining Technology, LLC†
10.28	Offer Letter, dated December 22, 2010, by and between Joellyn Champagne and GSE Lining Technology, LLC†

Exhibit Number	Description
10.29	Intellectual Property and Confidentiality Agreement, dated January 17, 2011, by and between GSE Lining Technology, LLC and Joellyn Champagne†
10.30	Separation and Release Agreement, dated February 23, 2011, by and between Ronald B. Crowell and GSE Lining Technology, LLC†
10.31	Sale Bonus Letter Agreement, dated March 4, 2010, by and between Mark. C. Arnold and GSE Holding, Inc. (f/k/a GEO Holdings Corp.)†
10.32	IPO Bonus and Dividend Bonus Letter Agreement, dated September 16, 2010, by and between Mark C. Arnold and GSE Holding, Inc. (f/k/a GEO Holdings Corp.)†
10.33	Bonus Letter Agreement, dated September 15, 2010, by and between Peter R. McCourt and GSE Holding, Inc. (f/k/a GEO Holdings Corp.)†
10.34	Bonus Letter Agreement dated September 15, 2010, by and between Jeffery D. Nigh and GSE Holding, Inc. (f/k/a GEO Holdings Corp.)†
10.35	Bonus Letter Agreement, dated July 29, 2011, by and between Gregg Taylor and GSE Holding, Inc. (f/k/a GEO Holdings Corp.)†
10.36	Change in Control Agreement, effective as of July 28, 2011, by and between Gregg Taylor and GSE Lining Technology, LLC†
10.37	Executive Securities Agreement, dated as of May 18, 2004, by and between GSE Holding, Inc. (f/k/a GEO Holdings Corp.) and Samir T. Badawi(1)
10.38	Executive Securities Agreement, dated as of May 18, 2004, by and between GSE Holding, Inc. (f/k/a GEO Holdings Corp.) and James Steinke(1)
10.39	Executive Securities Agreement, dated as of May 18, 2004, by and between GSE Holding, Inc. (f/k/a GEO Holdings Corp.) and Gerald Hersh(1)
10.40	Executive Securities Agreement, dated as of May 18, 2004, by and between GSE Holding, Inc. (f/k/a GEO Holdings Corp.) and Ernest C. English(1)
10.41	Executive Securities Agreement, dated as of May 18, 2004, by and between GSE Holding, Inc. (f/k/a GEO Holdings Corp.) and Paul Anthony Firrell(1)
10.42	Executive Securities Agreement, dated as of May 18, 2004, by and between GSE Holding, Inc. (f/k/a GEO Holdings Corp.) and Dr. Mohamed Abd El Aziz Siad Ayoub(1)
10.43	Form of Amendment to Option Agreement pursuant to the GSE Holding, Inc. (f/k/a GEO Holdings Corp.) Amended and Restated 2004 Stock Option Plan†
10.44	Intellectual Property and Confidentiality Agreement, dated May 24, 2010, by and between Gregg Taylor and GSE Lining Technology, LLC†
10.45	Intellectual Property and Confidentiality Agreement, dated October 1, 2010, by and between Jeffery D. Nigh and GSE Lining Technology, LLC†
10.46	Intellectual Property and Confidentiality Agreement, dated July 6, 2010, by and between Peter R. McCourt and GSE Lining Technology, LLC†
10.47	Intellectual Property and Confidentiality Agreement, dated August 22, 2011, by and between William F. Lacey and GSE Lining Technology, Inc.†

Exhibit Number	Description
10.48	Intellectual Property and Confidentiality Agreement, dated August 30, 2010, by and between Ronald B. Crowell and GSE Lining Technology, LLC†
10.49	Intellectual Property and Confidentiality Agreement, dated September 14, 2009, by and between Mark C. Arnold and GSE Lining Technology, LLC†
10.50	Offer Letter, dated August 4, 2011, by and between William F. Lacey and GSE Lining Technology, LLC†
10.51	Bonus Letter Agreement, dated August 4, 2011, by and between William F. Lacey and GSE Holding, Inc. (f/k/a GEO Holdings Corp.)†
10.52	Change in Control Agreement, dated August 4, 2011, by and between William F. Lacey and GSE Lining Technology, LLC†
10.53
First Amendment to First Lien Credit Agreement, dated as of October 18, 2011, by and among Gundle/SLT Environmental, Inc., the other credit parties named therein, General Electric Capital Corporation, as agent and lender, and the other lenders party thereto†
10.54	GSE Holding, Inc. (f/k/a GEO Holdings Corp.) Amended and Restated 2004 Stock Option Plan†
10.55	Form of Incentive Stock Option Agreement pursuant to the GSE Holding, Inc. 2011 Omnibus Incentive Compensation Plan†
10.56	Form of Non-Qualified Stock Option Agreement pursuant to the GSE Holding, Inc. 2011 Omnibus Incentive Compensation Plan†
10.57	Form of Restricted Stock Agreement pursuant to the GSE Holding, Inc. 2011 Omnibus Incentive Compensation Plan†
10.58	Form of Amended and Restated Stockholders Agreement by and among GSE Holding, Inc., Code Hennessy & Simmons IV LP, CHS Associates IV and the stockholders party thereto†
10.59	Separation Agreement, dated as of November 17, 2011, by and between Joellyn Champagne and GSE Lining Technology, LLC†
10.60	Amendment No. 1 to IPO Bonus and Dividend Bonus Letter Agreement, dated as of December 2, 2011, by and between Mark C. Arnold and GSE Lining Technology, LLC†
10.61	Amendment No. 1 to Sale Bonus Letter Agreement, dated as of December 2, 2011, by and between Mark C. Arnold and GSE Lining Technology, LLC†
10.62	Amendment No. 1 to Bonus Letter Agreement, dated as of December 2, 2011, by and between Peter R. McCourt and GSE Lining Technology, LLC†
10.63	Amendment No. 1 to Bonus Letter Agreement, dated as of December 2, 2011, by and between Gregg Taylor and GSE Lining Technology, LLC†
10.64	Amendment No. 1 to Bonus Letter Agreement, dated as of December 2, 2011, by and between Jeffery D. Nigh and GSE Lining Technology, LLC†
10.65	Amendment No. 1 to Bonus Letter Agreement, dated as of December 2, 2011, by and between William F. Lacey and GSE Lining Technology, LLC†

Exhibit Number	Description
10.66	Consent and Second Amendment to First Lien Credit Agreement, dated as of December 12, 2011, by and among Gundle/SLT Environmental, Inc., the other credit parties named therein, General Electric Capital Corporation, as agent and lender, and the other lenders party thereto†
21.1	List of subsidiaries†
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)†
23.2	Consent of BDO USA, LLP, independent registered public accounting firm†
23.3	Consent of Alvarez & Marsal Private Equity Performance Improvement Group, LLC†
24.1	Powers of Attorney (included on Signature Page)†

†
Previously filed.

#
Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

(1)
Incorporated by reference to Gundle/SLT Environmental, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 9, 2006.

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EXPLANATORY NOTE
Part II Information not required in prospectus
  Item 16. Exhibits and financial statement schedules.
Signatures
EXHIBIT INDEX